Exhibit 10.1

AMENDMENT No. 2 TO

LAWSON SOFTWARE, INC.

2001 STOCK INCENTIVE PLAN

(Amendment No. 1 was adopted July 10, 2008, to allow for the grant of restricted stock units (RSUs);

Amendment No. 2 adopted on January 16, 2009 allows for expired or forfeited RSUs to be added back to the 2001 Plan)

Pursuant to Section 13(a) of the Lawson Software, Inc. 2001 Stock Incentive Plan, the Board of Directors of Lawson Software, Inc. has approved the following amendment to the 2001 Stock Incentive Plan (the “2001 Plan”), effective January 16, 2009, under which the final sentence of Section 2(a) of the 2001 Plan is deleted in its entirety and replaced with a new sentence at the end of Section 2(a), which allows for expired or forfeited restricted stock units to be added back to the 2001 Plan.

Amendment No. 2

The final sentence of Section 2(a) of the 2001 Plan is deleted in its entirety and replaced with the following new sentence at the end of Section 2(a) of the 2001 Plan:

                                                If an option, restricted stock grant or restricted stock unit grant under this Plan expires or for any reason is terminated or forfeited with respect to any Shares, such Shares shall again be available for options, restricted stock or restricted stock unit awards thereafter granted during the term of this Plan.